As filed with the Securities and Exchange Commission on February 10, 2005
                                                 Registration No. 333-__________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              SEGUSO HOLDINGS, INC.
                 (Name of Small Business Issuer in its Charter)

          New York                       6799                    20-1801142
(State or other jurisdiction       (Primary Standard          (I.R.S. Employer
     of incorporation or       Industrial Classification     Identification No.)
        organization)                Code Number)

                        3405 54th Drive West, Suite G102
                            Bradenton, Florida 34210
                             Telephone: 941-753-7303
                            Telecopier: 941-753-7303
          (Address and telephone number of principal executive offices)

                              --------------------

                                  ROBERT SEGUSO
                             Chief Executive Officer
                              Seguso Holdings, Inc.
                        3405 54th Drive West, Suite G102
                            Bradenton, Florida 34210
                             Telephone: 941-753-7303
                            Telecopier: 941-753-7303
            (Name, address and telephone number of agent for service)

                              --------------------

                                   Copies to:
                             ELLIOT H. LUTZKER, ESQ.
                               ROBINSON & COLE LLP
                                885 Third Avenue
                          New York, New York 10022-4834
                            Telephone: (212) 451-2906
                           Telecopier: (212) 451-2999

                              --------------------

                Approximate Date of Proposed Sale to the Public:
 As soon as practicable after the effective date of this registration statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==================================== ===================== ======================= ====================== ====================
                                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE        AGGREGATE OFFERING     AGGREGATE OFFERING         AMOUNT OF
TO BE REGISTERED                          REGISTERED       PRICE PER SECURITY (1)        PRICE (1)          REGISTRATION FEE
------------------------------------ --------------------- ----------------------- ---------------------- --------------------
Common stock, $.001 par value            500,000 shs.               $.10                  $50,000                 $6.34
------------------------------------ --------------------- ----------------------- ---------------------- --------------------
TOTAL.................................................................................................            $6.34
========================================================================================================= ====================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 (the "Act").

                              --------------------

================================================================================
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION - February 10, 2005

PROSPECTUS

                         500,000 Shares of Common Stock

                              SEGUSO HOLDINGS, INC.

         We are offering 500,000 shares of common stock at a price of $0.10 per share on a self underwritten all-or-none basis. The minimum purchase required by any one investor is five thousand (5,000) shares and the number of shares purchased must be in multiples of one hundred (100).

         If all of the shares cannot be sold, none of the shares will be sold. The offering will terminate on _____, 2005 (90 days from the date of this prospectus, unless we extend it for up to an additional 90 days). If $50,000 in proceeds are not received by such date, all funds will be returned to the persons who subscribed to the offering, with interest, if any. All of the shares being offered, as well as the proceeds received, are required to be promptly deposited in an escrow account at _________ Bank, as escrow agent.

         Prior to this offering there has been no public market for the shares. We are what is commonly called a "blank check" company with no operating business. Our goal is to locate an operating business to combine with our company.

         These securities involve a high degree of risk and immediate substantial dilution and should be purchased only by persons who can afford the loss of their entire investment. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


             The date of this prospectus is _____________ __, 2005.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

Prospectus Summary.............................................................3
Risk Factors...................................................................5
Dilution and Other Comparative Per Share Data..................................6
Use of Proceeds................................................................7
Plan of Operation..............................................................8
Proposed Business.............................................................10
Management....................................................................16
Principal Stockholders........................................................18
Description of Securities.....................................................19
Plan of Distribution..........................................................20
Certain Market Information....................................................21
Additional Information........................................................22
Legal Matters.................................................................22
Experts.......................................................................22
Financial Statements.........................................................F-1


                              --------------------

                               PROSPECTUS SUMMARY

THE COMPANY

         Seguso Holdings, Inc. is a "blank check" company formed as a New York corporation on October 21, 2004. We have no operating business. We are conducting a blank check offering subject to the Securities Act of 1933 and under the Securities and Exchange Commission's Rule 419. Since our inception, our activities have been limited to our organization and the preparation of a registration statement and prospectus for our initial public offering. We were formed as a vehicle to effect a business combination with a company that we believe has significant growth potential. We have no plans, arrangements or understandings with any prospective business combination candidates and have not targeted any business for investigation and evaluation. We cannot assure you that we will find a suitable business with which to combine.

         As described in more detail later in this prospectus, the business must have a minimum fair market value of at least 80% of the offering proceeds, including the warrant proceeds. We will need a sufficient number of investors to reconfirm their investments prior to consummating any business combination. Before you vote, we must file and deliver to you an amendment to this prospectus outlining the proposed combination and business. Unless we complete a business combination within 18 months of the date of the commencement of this offering, the entire proceeds will be returned to those who subscribed to this offering.

         Our offices are located at 3405 54th Drive West, Suite G102, Bradenton, Florida 34210. Our telephone number is 941-753-7303.

THE OFFERING

Share offering price..........................................      $0.10

Securities offered
         Common stock.........................................    500,000 shares

Shares of common stock outstanding as of the
         date of this prospectus..............................  2,000,000

Shares of common stock outstanding after
         the offering.........................................  2,500,000


LIMITED STATE REGISTRATION

         The shares will be registered only in the State of New York and may only be traded in New York. Purchasers of such securities in this offering and in any secondary trading market which may develop for shares or warrants must be residents of New York.

SUMMARY FINANCIAL INFORMATION

         The following summary financial information is derived from the more detailed financial statements and the notes to those statements appearing at the back of this prospectus. You should read those financial statements and notes for a further explanation of the financial data summarized below.

                                                               As of
                                                         NOVEMBER 30, 2004
                                                         -----------------
Balance Sheet Data:
         Total assets                                         $ 2,084
         Accrued Expenses                                       5,295
         Total current liabilities                              5,295
         Deficit accumulated during the
          development stage                                    (5,211)
Total capital deficit                                          (3,211)


                                                    From the date of Inception
                                                   October 21, 2004 to November
                                                             30, 2004
                                                   ----------------------------

         Revenues                                       $        --
         Costs and expenses                                     5,211
         Net loss                                              (5,211)

                                  RISK FACTORS

         These securities are highly speculative and subject to numerous and substantial risks. You should not purchase these securities unless you can afford to lose your entire investment. You should carefully consider the risk factors relating to our business and the purchase of these securities, including, but not limited to, those risk factors discussed below.

THIS IS A "BLANK CHECK" OFFERING WHICH PROVIDES LITTLE ADVANCE INFORMATION.

         You will be investing in our company without an opportunity to evaluate the specific merits and risks of the business combination opportunities reviewed by our management. Accordingly, you must rely entirely upon our management to select a target business. However, we will not proceed with a business combination unless a sufficient number of investors reconfirm their investments.

YOU MAY NOT HAVE ACCESS TO YOUR FUNDS FOR UP TO 18 MONTHS FROM THE DATE OF THIS PROSPECTUS.

         If we are unable to locate a suitable business combination candidate, you will have to wait 18 months from the date of the commencement of this offering before your proportionate portion of the escrowed funds are returned. You will be offered earlier return of your proportionate portion of the funds only upon the reconfirmation offering required to be conducted upon execution of an agreement to combine with a business which represents at least 80% of the maximum offering proceeds.

WE MAY NEVER COMPLETE A BUSINESS COMBINATION, AND YOU MAY NEVER BE ISSUED YOUR SECURITIES, IF A SUFFICIENT NUMBER OF INVESTORS DO NOT RECONFIRM THEIR INVESTMENTS.

         A business combination with a target business cannot be completed unless a sufficient number of investors elect to reconfirm their investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investments, the business combination will not be completed. In such event, none of the securities held in escrow will be issued, and the escrowed funds will be returned to investors, with interest, if any.

WE DEPEND ON PART-TIME MANAGEMENT, AND THEY MAY NOT HAVE SUFFICIENT OPPORTUNITY TO IDENTIFY A TARGET BUSINESS.

         Our success will largely be dependent upon whether our management can identify a suitable target business. Our management is expected to manage our affairs on only a part-time or as-needed basis, and they may miss business opportunities they may have otherwise identified had they been devoting all of their time to our affairs. We have not entered into an employment agreement with any member of our management, and none of them is required to commit a specific amount or percentage of his time to our affairs.

THE PUBLIC OFFERING PRICE WAS ARBITRARILY DETERMINED AND DOES NOT REFLECT OUR VALUE.

         The public offering price of the shares was arbitrarily determined. The price does not bear any relationship to our book value, assets, current or prospective earnings or any other recognized criterion of value.

WE HAVE NOT PAID AND DO NOT INTEND TO PAY DIVIDENDS.

         We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to our combination with a target business. The payment of dividends after any such business combination, if any, will be entirely within the discretion of our board of directors. Accordingly, you will have to look to appreciation in the value of your securities to obtain a return on your investment.

WE WILL NOT PERMIT YOU TO SELL OUR SECURITIES OUTSIDE OF NEW YORK.

         In order to prevent resale transactions in violation of state securities laws, we intend to limit resale transactions in the securities sold in this offering to within the state of New York by placing on the share certificates a legend to the effect that resale transactions in such securities may only be made in New York and in such other states, if any, where the securities are qualified.

WE MAY BECOME SUBJECT TO REGULATION UNDER THE INVESTMENT COMPANY ACT, ESPECIALLY DURING THE PERIOD PRIOR TO OUR CONSUMMATING A BUSINESS COMBINATION.

         We believe our anticipated principal activity, which is to effect a combination with a target business, will not subject us to regulation under the Investment Company Act, which was enacted to regulate vehicles for pooled investments in securities. However, the Investment Company Act may also extend to companies which do not intend to be investment companies if their activities are within the definitional scope of the Investment Company Act. If the SEC determines that we are an investment company, we will become subject to burdensome regulations which are incompatible with our strategy of effecting a combination with a target business.

                  DILUTION AND OTHER COMPARATIVE PER SHARE DATA

GENERAL

         The following tables summarize as of the date of this prospectus:

          o    the number of shares of common stock purchased from us;

          o the number of shares purchased as a percentage of our total outstanding shares;

          o    the aggregate consideration for such shares;

          o the aggregate consideration as a percentage of total consideration; and

          o the average consideration per share for such shares by the present and public stockholders.

                           Shares of                                                               Average
                          common stock      % of total       Aggregate         % of total       consideration
                           purchased          shares       consideration      consideration       per share
                        -----------------  -------------  -----------------  ----------------  ----------------
Public investors               500,000          20.0%         $  50,000             96.2%          $   0.10
Present stockholders         2,000,000          80.0%             2,000              3.8%          $   0.001
                        -----------------  -------------  -----------------  ----------------
Total                        2,500,000         100.0%         $  52,000            100.0%
                        =================  =============  =================  ================

         "Dilution" is the difference between the public offering price of the common stock and the net tangible book value per share immediately after the offering. "Net tangible book value" is the amount that results from subtracting our total liabilities and intangible assets from our total assets. As of November 30, 2004, we had a net tangible book value deficiency for our common stock of $(3,211), or approximately $(.002) per share.

         After the sale of the shares, and deducting estimated expenses of $22,000, the pro forma net tangible book value of our outstanding common stock at November 30, 2004, would be $24,889, or approximately $.01 per share. This represents an immediate increase in the net tangible book value of $.012 to existing stockholders and an immediate dilution of approximately $.09 per share to public investors.

         The following table illustrates the dilution described above:

Public offering price per share.......................               $.10

         Net tangible book value (deficiency)
         per share before offering....................  (.002)
         Increase per share attributable
         to amount invested by the public.............   .012
                                                         ----

Net tangible book value (deficiency) per share
         after offering...............................                .01
                                                                     ----

Dilution to public investors..........................               $.09
                                                                     ====

                                 USE OF PROCEEDS

         We will receive $50,000 of gross proceeds from the sale of the shares if all 500,000 shares are sold. Although there is no cap on offering expenses, we expect to incur offering expenses of up to approximately $22,000, consisting of legal, accounting, printing, "blue sky" and state filing fees, which will be advanced and paid for with funds loaned to us by our chief executive officer. The proceeds will be held in an escrow account maintained by an escrow agent and will be used only if we complete a combination with a business having a fair value of at least 80% of the gross proceeds. In such event, the proceeds will be used to repay indebtedness to our chief executive officer, and pay expenses related to the consummation of the business combination. These loans are repayable 19 months after the effective date of this Prospectus, unless a business combination is earlier completed, and bear interest at 3.75% per annum. As of November 30, 2004, no interest charges had been accrued. Robert Seguso will continue to loan funds to us to pay our operating expenses for the next 18 months or until we complete a business combination. If at the time of any business combination the amount due to Robert Seguso exceeds the proceeds of this offering, the target business will be requested to pay such excess amount as a condition of the business combination. Prior to investors' election to remain as investors, we are permitted to request the release of up to ten (10%) percent of the offering proceeds for our use. However, we do not intend to request the release of these funds. If a business combination is not completed, we will notify the escrow agent to distribute the escrowed funds, in connection with a liquidation of the company, to the then holders of shares sold in this offering.

         Unless additional financing is obtained, we will not have sufficient proceeds remaining after an initial business combination to undertake additional business combinations.

         Any investment of proceeds held in escrow will be made, until released, in FDIC insured bank deposits, securities of any registered open-end investment company that holds itself out as a money market fund meeting the applicable conditions of the Investment Company Act, or short-term United States government securities. However, the escrow agent will attempt not to invest such proceeds in a manner which may result in our being deemed to be an investment company under the Investment Company Act.

         The proceeds held in the escrow account will not be available for our discretionary use prior to completion of a business combination. The portion of the escrow account allocable to you will not be available for our use until you elect to remain an investor at the time of our combination with a target business. If a business combination is not consummated within 18 months of the initial offering date, the escrowed funds will be returned to investors.

                                PLAN OF OPERATION

         We are currently in the development stage and in the process of raising capital. We have no operating business, and all our activities since inception have been related to our formation and proposed financing. Our ability to commence operations is contingent upon obtaining adequate financial resources through this offering. As of November 30, 2004, we had not incurred any material costs or expenses other than those associated with formation of the company, and we had cash on hand of $2,084. We will receive $50,000 of gross proceeds from the sale of the shares if all 500,000 shares are sold. Funds to pay for offering expenses will be loaned to us by Robert Seguso, our Chief Executive Officer, who had not loaned funds to us as of January 1, 2005.

         We will use the net proceeds of this offering, together with the income and interest earned thereon, if any, to repay our indebtedness to Robert Seguso and to pay expenses in connection with effecting a business combination. We do not have discretionary access to any income on the monies in the escrow account and stockholders will not receive any distribution of the income or have any ability to direct the use or distribution of any such income. Thus, any such income will cause the amount in escrow to increase. Although we are entitled to request that up to 10% of the proceeds held in escrow be released to us to pay the costs of evaluating potential business combinations, we do not intend to do so.

         No cash compensation will be paid to any officer or director in their capacities as such until after the consummation of the first business combination. Since the role of present management after a business combination is uncertain, we cannot determine what remuneration, if any, will be paid to present management after a business combination.

         If we do not complete a business combination within 18 months from the date of the commencement of this offering, the escrow agent will return the escrowed funds to the investors on a proportionate basis, with interest, if any.

         We have no off-balance sheet financing arrangements.

                                PROPOSED BUSINESS

INTRODUCTION TO THE COMPANY

         We are a "blank check" company formed to effect a business combination with a target business which we believe has significant growth potential. To date, our efforts have been limited to organizational activities, including our formation as a New York corporation on October 21, 2004, and this offering. The implementation of our business objectives is wholly contingent upon the successful sale of the shares we are offering. We intend to utilize the proceeds of this offering, any sales of additional equity securities or debt securities, bank and other borrowings or a combination of those sources to effect a business combination with a target business which we believe has significant growth potential. While we may, under certain circumstances, seek to effect business combinations with more than one target business, unless additional financing is obtained, we will not have sufficient proceeds remaining after an initial business combination to undertake additional business combinations.

"BLANK CHECK" OFFERING

         BACKGROUND. As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blank check" offering. Although substantially all of the net proceeds of this offering are intended to be utilized to complete a business combination, the proceeds are not otherwise being designated for a particular purpose.

         A common reason for a target company to enter into a merger with a blank check company is the desire to establish a public trading market for its shares. Such a company would hope to avoid the perceived adverse consequences of undertaking a public offering itself, such as the time delays and significant expenses incurred to comply with the various Federal and state securities laws that regulate initial public offerings.

         UNSPECIFIED INDUSTRY AND TARGET BUSINESS. We will seek to acquire a target business without limiting ourselves to a particular industry. Most likely, the target business will be primarily located in the United States, although we may acquire a target business primarily located outside the United States.

         We will not acquire a target business unless the fair market value of such business, as determined by our management, is at least 80% of the maximum proceeds of this offering. If we determine the financial statements of a proposed target business do not clearly indicate that the fair market value test has been satisfied, we will obtain an opinion from an independent investment banking firm (which is a member of the NASD) with respect to the satisfaction of such criteria.

         In connection with stockholder approval of a business combination, we intend to provide stockholders with disclosure documentation in accordance with the SEC's proxy rules, including audited financial statements, concerning a target business. Accordingly, any target business which is selected would need to have audited financial statements or be audited in connection with the transaction. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenue or income), we will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high level of risk, we will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although our management will evaluate the risks inherent in a particular industry or target business, you cannot assume that we will properly ascertain or assess all risks.

         PROBABLE LACK OF BUSINESS DIVERSIFICATION. As a result of our limited resources, unless additional financing is obtained, we expect to have sufficient proceeds to effect only a single business combination. Accordingly, the prospects for our success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several business combinations or entities operating in multiple industries or multiple segments of a single industry, we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. A target business may be dependent upon the development or market acceptance of a single or limited number of products, processes or services, in which case there will be an even higher risk that the target business will not prove to be commercially viable. We have no present intention of either loaning any of the proceeds of this offering to any target business or of purchasing or acquiring a minority interest in any target business.

         LIMITED ABILITY TO EVALUATE MANAGEMENT OF A TARGET BUSINESS. We expect our present management to play no managerial role in the company following a business combination. Although we intend to scrutinize closely the management of a prospective target business in connection with our evaluation of a business combination with a target business, our assessment of management may be incorrect.

         In evaluating a prospective target business, we will consider several factors, including the following:

          o experience and skill of management and availability of additional personnel of the target business;

          o    costs associated with effecting the business combination;

          o equity interest retained by our stockholders in the merged entity;

          o    growth potential of the target business;

          o    capital requirements of the target business;

          o    capital available to the target business;

          o    competitive position of the target business;

          o    stage of development of the target business;

          o degree of current or potential market acceptance of the target business, products or services;

          o proprietary features and degree of intellectual property or other protection of the target business;

          o    the financial statements of the target business; and

          o    the regulatory environment in which the target business operates.

         The foregoing criteria are not intended to be exhaustive and any evaluation relating to the merits of a particular target business will be based, to the extent relevant, on the above factors as well as other considerations we deem relevant. In connection with our evaluation of a prospective target business, we anticipate conducting a due diligence review encompassing, among other things, meetings with incumbent management and inspection of facilities, as well as a review of financial, legal and other information.

         The time and costs required to select and evaluate a target business (including conducting a due diligence review) and to structure and consummate the business combination (including negotiating and documenting relevant agreements and preparing requisite documents for filing pursuant to applicable corporate and securities laws) cannot be determined at this time. Our chief executive officer intends to devote only a small portion of his time to our affairs, and, accordingly, the consummation of a business combination may require a longer time than if he devoted his full time to our affairs. However, he will devote such time as he deems reasonably necessary to carry out the business and affairs of the company. The amount of time devoted to our business and affairs may vary significantly depending upon, among other things, whether we have identified a target business or are engaged in active negotiation of a business combination.

         We anticipate that various prospective target businesses will be brought to our attention from various sources, including securities broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial community, including, possibly, the executive officers and our affiliates.

         IMPACT OF AN UNFAVORABLE TAX TREATMENT As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. We will evaluate the possible tax consequences of any prospective business combination and will endeavor to structure a business combination so as to achieve the most favorable tax treatment to our company, the target business and our respective stockholders. There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to our tax treatment of a particular consummated business combination. To the extent the Internal Revenue Service or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of a business combination, there may be adverse tax consequences to our company, the target business, and our respective stockholders.

ACQUISITION RESTRICTIONS

         We may acquire a company or business by purchasing, trading or selling the securities of such company or business. However, we do not intend to engage primarily in such activities. Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act and the regulations promulgated thereunder.

         Section 3(a) of the Investment Company Act excepts from the definition of an "investment company" an entity which does not engage primarily in the business of investing, reinvesting or trading in securities, or which does not engage in the business of investing, owning, holding or trading "investment securities" (defined as "all securities other than government securities or securities of majority-owned subsidiaries") the value of which exceed 40% of the value of its total assets (excluding government securities, cash or cash items). We intend to implement our business plan in a manner which will result in the availability of this exception from the definition of an investment company. Consequently, our acquisition of a company or business through the purchase and sale of investment securities will be limited. Although we intend to act to avoid classification as an investment company, the provisions of the Investment Company Act are extremely complex and it is possible that we may be classified as an inadvertent investment company. We intend to vigorously resist classification as an investment company, and to take advantage of any exemptions or exceptions from application of the Investment Company Act, which allows an entity a one time option during any three-year period to claim an exemption as a "transient" investment company. The necessity of asserting any such resistance, or making any claim of exemption, could be time consuming and costly, or even prohibitive, given our limited resources.

         We will be subject to certain reporting requirements under the Exchange Act. If we are no longer required to file reports and other information with the SEC under the Exchange Act, we intend nonetheless to continue to file such reports. Pursuant to Sections 13 and 15(d) of the Exchange Act, if significant acquisitions take place, we must furnish information, including audited financial statements for the acquired company covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain audited financial statements will not be appropriate for acquisition so long as the reporting requirements of the Exchange Act apply to us.

         Various impediments to a business combination may arise, such as appraisal rights afforded the stockholders of a target business under the laws of its state of organization. This may prove to be deterrent to a particular combination.

         We will not effect a business combination with any entity in which our promoters, management or their affiliates or associates, directly or indirectly, have an ownership interest.

RULE 419 PRESCRIBED ACQUISITION CRITERIA AND RECONFIRMATION

         This offering can be said to be a so-called "blank check" because we are a development stage company with no specific business plan or purpose other than to effect a business combination with an unidentified company. As mentioned previously, we were formed to raise capital and seek business opportunities believed to hold a potential for profit. We will primarily investigate the possible acquisition of business interests by merger, consolidation, stock for stock exchange or purchase of assets. We hope to be able to effect a tax-free exchange once a business opportunity satisfactory to management is located. However, no assurance can be given that an attractive business opportunity will become available to us on a tax-free exchange basis, or on another basis. We are under no binding commitment, arrangement, or contract to acquire any business interests or products. Because we have limited resources, unless additional financing is obtained, it is likely that our limited funds will limit our potential acquisitions to one business interest or product, and as such, it is expected that our interest(s) will not be very diversified.

         This blank check offering is subject to Rule 419 under the Securities Act. As such, among other things, the fair market value of the business or assets to be acquired must represent at least 80% of the proceeds of this offering, exclusive of underwriting commissions and expenses paid to non-affiliates . For purposes of this blank check offering, the fair market value of the business or assets to be acquired must be at least $40,000. Once an acquisition agreement meeting the above criteria has been executed, we must successfully complete a reconfirmation offering as described below.

POST-EFFECTIVE AMENDMENT

         Once an agreement governing a business combination meeting the above criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and its business, including audited financial statements, the results of this offering, and the use of the funds disbursed from the escrow account, if any. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer requires satisfaction of certain prescribed conditions before the offering proceeds and shares can be released from escrow.

RECONFIRMATION OFFERING

         The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Under Rule 419, the reconfirmation offer must include the following conditions:

         1. The prospectus contained in the post-effective amendment will be sent to each investor whose shares are held in the escrow account within five business days after the effective date of the post-effective amendment;

         2. Each investor will have no fewer than 20, and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor;

         3. If we do not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the offering proceeds (with any interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

         4. The business combination will be consummated only if a sufficient number of investors elect to reconfirm their investments;

         5. If a consummated business combination has not occurred within 18 months from the date of the commencement of this offering, the offering proceeds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means;

         6. Investors who receive their pro rata portion of the offering proceeds will also receive the interest, if any. If we consummate a business combination, investors who have elected to remain investors will not receive any interest when their pro rata portion of the offering proceeds is released to us.

RELEASE OF OFFERING PROCEEDS AND SHARES FROM ESCROW

         The offering proceeds and shares held in escrow may be released to us and the investors, respectively, after the escrow agent has received a signed representation from us and any other evidence acceptable to the escrow agent that:

         1. We have executed an agreement for the combination with a business for which the fair value of the business represents at least 80% of the offering proceeds and have filed the required post-effective amendment;

         2. The post-effective amendment has been declared effective, the mandated reconfirmation offer prescribed by Rule 419 has been completed and we have satisfied all of the prescribed conditions of the reconfirmation offer;

         3. The combination with a business with a fair value of at least 80% of the offering proceeds has been consummated.

CERTAIN ADDITIONAL SECURITIES LAWS CONSIDERATIONS

         Under the Federal securities laws, public companies must furnish stockholders certain information about significant acquisitions, which information may require audited financial statements for an acquired company with respect to one or more fiscal years, depending upon the relative size of the acquisition. Consequently, we will only be able to effect a business combination with a prospective target business which has available audited financial statements or has financial statements which can be audited.

EMPLOYEES

         We are a development stage company and currently have no employees, other than our chief executive officer, Robert Seguso, who serves without compensation. Following the closing of this offering our officers are expected to continue to devote only a small portion of their time (less than 10%) to our affairs on a part-time or as-needed basis. We expect to use outside consultants, advisors, attorneys and accountants as necessary, none of which will be hired on a retainer basis. We do not anticipate hiring any full-time employees so long as we are seeking and evaluating business opportunities.

PROPERTY

         Our offices are located at 3405 54th Drive West, Suite G102, Bradenton, Florida 34210, telephone number (941) 753-7303.

LEGAL PROCEEDINGS

         We are not a party to any legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following table provides information concerning each officer and director of the company. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

                         Age           Title
                         ---           -----
Robert Seguso            41            Chief Executive Officer,
                                       President, Treasurer and Director

         Robert Seguso has been Chief Executive Officer, President, Treasurer and sole director since the Company's formation in October 2004. He has been a private investor and self-employed tennis professional since 1994. From 1983 to 1994, Mr. Seguso was a professional tennis player.

         Each member of management intends to devote less than 10% of his time to our affairs.

OTHER BLANK CHECK OFFERINGS

         Mr. Seguso has not served as an officer or director of any other blank check offerings.

EXECUTIVE COMPENSATION

         Since its inception, we have paid no cash compensation to our officers or directors. Following the closing of the offering made hereby, our officers and directors will not receive executive compensation. No officer or director is required to make any specific amount or percentage of his business time available to us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On October 21, 2004, in connection with the formation of the Company, Robert Seguso, founder and chief executive officer, purchased 1,000,000 shares of common stock from the company for an aggregate of $1,000, or $.001 per share. On November 9, 2004, Meyers Associates, L.P. purchased 400,000 shares of common stock for an aggregate of $400, or $.001 per share. Bruce Meyers and Imtiaz Khan each purchased 200,000 Shares for $200, or $.001 per share, Carling Seguso purchased 100,000 Shares for $100, or $.001 per share and Robert Bates and Ken Flach each purchased 50,000 shares for $50 or $.001 per share.

         We are provided office space, telephone and secretarial services from our Chief Executive Officer, without change on an oral basis. Our Chief Executive Officer intends to lend us funds to pay expenses of this offering. The loans are expected to bear interest at 3.75% per annum and will become due, a date 19 months from the effective date of this Prospectus, unless a business combination is earlier completed.

CONFLICTS OF INTEREST

         In order to minimize potential conflicts of interest relating to non arms-length transactions, (i) we will not combine with any target business in which our officers, directors or non-public stockholders, or their respective affiliates, serve as officers, directors or partners or own or hold an ownership interest, (ii) none of such persons will receive from us or the target business or its principals any finder's fees, consulting fees or similar compensation, whether in cash, securities or otherwise, for introducing to us a target business, and (iii) our management will not negotiate or otherwise consent to the purchase of their respective common stock as a condition of or in connection with our proposed combination with a target business. There is no cap on the amount of finder's fees that we may pay. By virtue of having signed the registration statement of which this prospectus is a part, our directors and officers confirm that they know of no circumstances under which, through their own initiative, this understanding will change.

         Our officers and directors currently have, or may in the future have, real or potential conflicts of interest with us in connection with their allocation of business time and with respect to corporate opportunities.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the number and percentage of common stock (being our only voting securities) beneficially owned by each officer and director, each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own 5% or more of our common stock, and all officers and directors as a group, as of the date of this prospectus.

                                  Amount and                        Percentage of
                                   Nature of                         Outstanding
                                  Beneficial                        Shares Owned
Name                             Ownership (1)       Before Offering(2)       After Offering (3)
----                             -------------       ------------------       ------------------
Robert Seguso(4)                 1,100,000 (5)              55.0%                    44.0%
3405 54th Drive West
Suite G102
Bradenton, Florida 34210

Meyers Associates, L.P.             400,000                 20.0%                    16.0%
45 Broadway, 2nd Floor
New York, NY 10006

Bruce Meyers(6)                     600,000                 30.0%                    24.0%
45 Broadway, 2nd Floor
New York, NY 10006

Imtiaz Khan                         200,000                 10.0%                    8.0%
45 Broadway, 2nd Floor
New York, NY 10006

All Officers and                   1,100,000                55.0%                    44.0%
Directors as a Group
(1 person)

-----------
(1) Unless otherwise indicated, the company has been advised that all individuals listed have the sole power to vote and dispose of the number of shares set forth opposite their names. For purposes of computing the number and percentage of shares beneficially owned by a selling securityholder, any shares which such person has the right to acquire within 60 days are deemed to be outstanding, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other selling securityholder.

(2) Based on 2,000,000 shares issued and outstanding as of the date of this prospectus.

(3) Based on 2,500,000 shares issued and outstanding after the close of this offering.

(4) Mr. Seguso is chief executive officer, president, treasurer and sole director of the Company.

(5)  Includes 100,000 shares owned by Mr. Seguso's wife, Carling Seguso.

(6) Mr. Meyers is President of Meyers Associates, L.P. and has the power to control the vote and disposition of the shares of the Company's Common Stock owned by Meyers Associates, L.P.


                            DESCRIPTION OF SECURITIES

GENERAL

         We have authorized 5 million shares of common stock, par value $.001 per share. There are issued and outstanding as of the date of this prospectus 2,000,000 shares of common stock (held by seven holders of record). All shares of common stock currently outstanding are validly issued, fully paid and non-assessable. We have no plans, proposals, arrangements or understandings with respect to selling our securities after the completion of the offering and prior to the location of a target business.


COMMON STOCK

         Each share of common stock entitles its holder to one vote, either in person or by proxy, at meetings of stockholders. Stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding shares of common stock can elect all of our directors. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. Subject to the provisions of Rule 419, in the event of the liquidation, dissolution or winding up of the company, whether voluntary or involuntary, each share of common stock will be entitled to share ratably in any assets available for distribution to holders of our equity securities after satisfaction of all liabilities.

DIVIDENDS

         All shares of common stock are entitled to participate ratably in dividends when and as declared by our Board of Directors out of legally available funds. Dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception, and we presently anticipate that we will not declare dividends in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements and general business conditions and other pertinent facts.

STATE BLUE SKY INFORMATION

         We are offering these shares for sale in the state of New York. Additionally, we believe that the shares, upon completion of this offering, will be eligible for sale on a secondary market basis in other states based upon the registration of the securities in such states or the availability of an applicable exemption from the state's registration requirements, subject in each case to the exercise of the broad discretion and powers of the securities commission or other administrative bodies having jurisdiction in each state and any changes in statutes and regulations which may occur after the date of this prospectus. We will amend this prospectus to disclose additional states, if any, in which our securities will be eligible for resale in the secondary trading market.

TRANSFER AND WARRANT AGENT

         We will act as our own transfer agent until the completion of a business combination.

ESCROW AGENT

         Our escrow agent is ________________, with an address of ____________.

                              PLAN OF DISTRIBUTION

         We are offering these securities on a self underwritten all-or-none basis. The minimum number of shares which can be purchased by any one investor is 5,000 in multiples of 100.

         This offering will expire on ___________, 2005, 90 days after the date of this prospectus. However, we may extend the offering for an additional 90 days at our sole discretion. These securities will be offered on our behalf by Robert Seguso who will rely on the safe-harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, in particular under subsection (a)(4)(ii) or (iii) of Rule 3a4-1.

         Holders may sell their shares in the following types of transactions:

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; and

     o face-to-face transactions between sellers and purchasers without a broker-dealer, or otherwise.

         We will pay all expenses incident to the registration of the shares covered by this prospectus. We will not pay, among other expenses, commissions and discounts of brokers, dealers or agents.

         The sale of the common stock is subject to the prospectus delivery and other requirements of the Securities Act. To the extent required, we will use our best efforts to file and distribute, during any period in which offers or sales are being made, one or more amendments or supplements to this prospectus or a new registration statement to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus, including, but not limited to, the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

         Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of our securities offered by this prospectus may not simultaneously engage in market-making activities with respect to our common stock during the applicable "cooling off" period five business days prior to the commencement of this distribution.

         No officer, director or stockholder intends to purchase shares in the offering, and if any of these affiliates does purchase shares, it will be for investment purposes only and not with a view toward redistributing those shares. Because this offering is being registered only in the state of New York, our chief executive officer, who is a resident of the State of Florida, will not be permitted to purchase shares in this offering unless we subsequently register this offering in Florida or there is an exemption from registration of this offering in Florida.

ESCROW ACCOUNT

         Pursuant to Rule 419, we are required to promptly deposit into escrow the net offering proceeds, after deduction for offering expenses. Because we do not intend to deduct any proceeds for offering expenses, we will promptly deposit the gross offering proceeds. The deposited funds may not be released until an acquisition meeting the criteria of Rule 419 has been made and a sufficient number of investors have reconfirmed their investment in accordance with the procedures set forth in Rule 419. The shares subscribed for will be issued as soon as practicable after subscriptions have been accepted and promptly deposited into escrow in accordance with Rule 419.

                           CERTAIN MARKET INFORMATION

         This offering is the initial public offering of our securities and, accordingly, there has been, and there currently is, no public trading market for our common stock. A public trading market may never develop or, if one develops, may not be sustained.

         If a public market develops for our common stock and we file all SEC required reports, the shares which Bruce Meyers, Meyers Associates, L.P., Imtiaz

Khan, Carling Seguso, Karen Norkus and Ken Flach hold would be eligible for sale under the SEC's Rule 144 in October 2005.

                             ADDITIONAL INFORMATION

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is intended to offer no securities other than the common stock. This prospectus may be used only where it is legal to offer and sell these securities. The information in this prospectus may be accurate on the date of this document only.

         We have filed with the SEC a registration statement relating to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. For further information about us or our securities please read the registration statement, including its exhibits. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete, each such statement is qualified by reference to such contract or document.

         We will file annual reports with financial statements, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings will be available to the public from the SEC's website at www.sec.gov. We will distribute to our stockholders annual reports containing audited financial statements.

                                  LEGAL MATTERS

         The validity of the issuance and sale of the shares being offered by this prospectus is being passed on for the company by Robinson & Cole LLP, 885 Third Avenue, New York, New York.

                                     EXPERTS

         The financial statements of Seguso Holdings, Inc. at November 30, 2004 and for the period from October 21, 2004 (date of inception) through November 30, 2004 appearing in this Prospectus and in the Registration Statement have been audited by Eisner LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

SEGUSO HOLDINGS, INC.
(a development stage company)


CONTENTS

                                                                            PAGE
                                                                            ----
FINANCIAL STATEMENTS

   Report of independent registered public accounting firm                   F-1

   Balance sheet as of November 30, 2004                                     F-2

   Statement of operations for the period October 21, 2004 (date of
      inception) through November 30, 2004                                   F-3

   Statement of stockholders' equity (capital deficit) for the period
      October 21, 2004 (date of inception) through November 30, 2004         F-4

   Statement of cash flows for the period October 21, 2004 (date of
      inception) through November 30, 2004                                   F-5

   Notes to financial statements                                             F-6

                           [LETTERHEAD OF EISNER LLP]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Seguso Holdings, Inc.
3405 54th Drive West
Bradenton, Florida 34210


We have audited the accompanying balance sheet of Seguso Holdings, Inc. (a development stage company) as of November 30, 2004 and the related statements of operations, stockholders' equity (capital deficit) and cash flows for the period from October 21, 2004 (date of inception) through November 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seguso Holdings, Inc. as of November 30, 2004 and the results of its operations and its cash flows for the period from October 21, 2004 (date of inception) through November 30, 2004 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has devoted its efforts to raising capital, has not commenced operations, has experienced net losses and has a capital deficit at November 30, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.


New York, New York                                                /s/ Eisner LLP
December 16, 2004

SEGUSO HOLDINGS, INC.
(a development stage company)

BALANCE SHEET

                                                                   NOVEMBER 30,
                                                                      2004
                                                                   ------------
ASSETS
Current assets:
   Cash and cash equivalents                                         $ 2,084
                                                                     =======

LIABILITIES
Current liabilities:
   Accrued expenses and other current liabilities                    $ 5,295
                                                                     -------

STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)
Common stock - $.001 par value; 5,000,000 shares
   authorized; 2,000,000 issued and outstanding                        2,000
Deficit accumulated during the development stage                      (5,211)
                                                                     -------

      Total capital deficit                                           (3,211)
                                                                     -------

                                                                     $ 2,084
                                                                     =======



See notes to financial statements                                            F-2

SEGUSO HOLDINGS, INC.
(a development stage company)

STATEMENT OF OPERATIONS

                                                             OCTOBER 21, 2004
                                                            (DATE OF INCEPTION)
                                                                  THROUGH
                                                                NOVEMBER 30,
                                                                    2004
                                                            -------------------
General and administrative expenses:
   Legal and other                                              $     5,211
                                                                -----------

NET LOSS                                                        $    (5,211)


NET LOSS PER SHARE - BASIC                                      $      (.01)
                                                                ===========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING -
   BASIC AND DILUTED                                              1,500,000
                                                                ===========



See notes to financial statements                                            F-3

SEGUSO HOLDINGS, INC.
(a development stage company)

STATEMENT OF STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)

                                                                            DEFICIT
                                                                          ACCUMULATED
                                                                           DURING THE
                                                        COMMON STOCK      DEVELOPMENT
                                                   SHARES       AMOUNT       STAGE         TOTAL
                                                 ----------   ----------  ------------   ----------
BALANCE - OCTOBER 21, 2004 (DATE OF INCEPTION)                                           $        0
Contributions from stockholders                   2,000,000   $    2,000                      2,000
Net loss                                                                   $   (5,211)       (5,211)
                                                 ----------   ----------   ----------    ----------
BALANCE - NOVEMBER 30, 2004                       2,000,000   $    2,000   $   (5,211)   $   (3,211)
                                                 ==========   ==========   ==========    ==========



See notes to financial statements                                            F-4

SEGUSO HOLDINGS, INC.
(a development stage company)

STATEMENT OF CASH FLOWS

                                                              OCTOBER 21, 2004
                                                             (DATE OF INCEPTION)
                                                                   THROUGH
                                                                 NOVEMBER 30,
                                                                    2004
                                                             -------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                        $(5,211)
   Adjustments to reconcile net loss to net cash used in
    operating activities:
      Changes in:
        Accrued expenses and other current liabilities               5,295
                                                                   -------

           Net cash provided by operating activities                    84

CASH FLOWS FROM FINANCING ACTIVITIES:
   Capital contributions                                             2,000
                                                                   -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                            2,084
Cash and cash equivalents - beginning of period

CASH AND CASH EQUIVALENTS - END OF PERIOD                          $ 2,084
                                                                   =======



See notes to financial statements                                            F-5

SEGUSO HOLDINGS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2004

NOTE A - THE COMPANY AND BASIS OF PRESENTATION

Seguso Holdings, Inc. (the "Company") was incorporated on October 21, 2004 in New York. The Company was formed to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an as yet unidentified operating business.

The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. At November 30, 2004, the Company has a working capital deficit and capital deficit of $3,211. In order to obtain financing, the Company is attempting to raise additional capital through an initial public offering. However, there is no assurance that the Company will be successful in that effort. If the Company is not successful in its efforts to raise capital through an initial public offering, all offering costs will be expensed. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional financing, commence principal operations and ultimately attain profitability. No adjustments have been made to the carrying amount of assets or the recorded amount of liabilities as a result of this uncertainty.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

[1]   CASH AND CASH EQUIVALENTS:

      The  Company  considers  all  highly  liquid   investments  with  original
      maturities of three months or less to be cash equivalents.

[2]   LOSS PER COMMON SHARE:

      The Company complies with Statement of Financial Accounting Standards ("SFAS 128"), "Earnings per Share". SFAS 128 requires presentation of basic earnings per share. Basic earnings per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share includes the dilutive effect, if any, from the potential exercise of stock options using the treasury stock method. At November 30, 2004, the Company had no dilutive potential common shares.

[3]   USE OF ESTIMATES:

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[4]   INCOME TAXES:

      The Company utilizes the liability method of accounting for income taxes. Under such method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect at the balance sheet date. The resulting asset or liability is adjusted to reflect enacted changes in tax law. Deferred tax assets are reduced, if necessary, by a valuation allowance when the likelihood of realization is not assured.

SEGUSO HOLDINGS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2004


NOTE C - STOCKHOLDERS' EQUITY

In October and November 2004, various stockholders contributed $2,000 to the Company for 2 million common shares.

Each share of common stock entitles its holder to one vote, either in person or by proxy, at meetings of stockholders. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions.

No dealer, salesperson or other person
is authorized to give any information
or to represent anything not contained
in this prospectus. You must not rely
on any unauthorized information or
representations. This prospectus is an
offer to sell only the shares offered
hereby, but only under circumstances
and in jurisdictions where it is
lawful to do so. The information
contained in this prospectus is
current only as of its date

                                                  500,000 Shares of Common Stock




                                                      SEGUSO HOLDINGS, INC.


Through and including ____________,
2005 (90 days from the date funds and
securities are released from escrow),
all dealers effecting transactions in                   ___________, 2005
these securities, whether or not
participating in this offering, may be
required to deliver a prospectus. This
is in addition to a dealer's
obligation to deliver a prospectus
when acting as an underwriter and with
respect to an unsold allotment or
subscription.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The following statutes, charter provisions and by-laws are the only statutes, charter provisions, by-laws, contracts or other arrangements known to the registrant which insure or indemnify a controlling person, director or officer of the registrant in any manner against liability which he or she may incur in his or her capacity as such.

         The Registrants Certificate of Incorporation provides:

         SEVENTH: (a) A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of duty as a director in an amount in excess of the compensation received by such director for serving the Corporation during the year of such breach (or such lesser amount as may hereafter be permitted by the Business Corporation Law), except to the extent such exemption from liability or limitation thereof is not permitted under the Business Corporation Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this provision shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

                  (b) (i) The Corporation shall indemnify any person who is or was a director of the Corporation for liability to any person for any action taken, or any failure to take any action, as a director of the Corporation to the fullest extent permitted by law. (ii) The Corporation also shall indemnify any person who is a party to a proceeding because such person is or was an officer of the Corporation against liability incurred in the proceeding to the fullest extent permitted by law. (iii) No person who is a party to a proceeding because such person is or was an agent of the Corporation shall be entitled to indemnification in any case unless such indemnification is authorized by the Board of Directors, by contract, or by order of a court of competent jurisdiction, or mandated by statute. (iv) No amendment or repeal of this provision shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment or repeal.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Registration Fee...............................................   $     6.34
NASD registration fee..............................................          500
Printing and Photocopy Expenses....................................        1,000
Legal Fees and Expenses............................................       15,000
State Securities Qualification Fees and Expenses...................        1,000
Accounting and Auditing Fees and Expenses..........................        3,000
Miscellaneous, including postage, courier,
    long distance telephone, etc...................................     1,993.66
                                                                      ----------
Total..............................................................   $   22,000
                                                                      ==========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         On October 21, 2004, in connection with the formation of the Registrant the Registrant sold 1,000,000 shares of Common Stock, at $.001 per share, to Robert Seguso, its President and Chief Executive Officer.

         As of November 9, 2004, the registrant issued an aggregate of 1,000,000 shares of its common stock to six persons for $1,000 in cash, or $.001 per share. These persons include Carling Seguso (100,000 shares), Robert Bates (50,000 shares), Ken Flach (50,000 shares), Meyers Associates, L.P. (400,000 shares), Bruce Meyers (200,000 shares) and Imtiaz Khan (200,000 shares). The registrant is using the proceeds for working capital and the general corporate purposes. There were no underwriters in connection with the above transaction. The registrant believes that these securities were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Act, as the investors were accredited investors.

         The Board of Directors and executive officers were elected as of October 21, 2004, and are not aware of any other sales of unregistered securities of the registrant.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)      Exhibits

                   3.1     Articles of Incorporation of the registrant.

                   3.2     By-Laws of the registrant.

                   4.1     Specimen Common Share Certificate.

                  *5.1     Opinion of Robinson & Cole LLP.

                 *10.1     Escrow Agreement.

                  23.1     Consent of Robinson & Cole LLP.

                  23.2     Consent of Eisner LLP.

          * To be filed by Amendment

ITEM 28. UNDERTAKINGS

         The registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

         (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (5) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

         (6) For determining any liability under the Securities Act, to treat each post-effective amendment which contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bradenton, State of Florida on the 9th day of February 2005.

                                                SEGUSO HOLDINGS, INC.


                                                By: /s/ Robert Seguso
                                                    ---------------------------
                                                    Robert Seguso, President
                                                    and Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signature                 Title                                Date
---------                 -----                                ----

/s/ Robert Seguso         President, Chief Executive Officer   February 9, 2005
------------------------  and Director (Principal Executive
Robert Seguso             Officer and Principal Accounting
                          Officer)

                                  EXHIBIT INDEX


   Exhibit
   Number         Description                                             Page
   -------        -----------                                             ----

     3.1          Articles of Incorporation of the registrant.

     3.2          By-Laws of the registrant.

     4.1          Specimen Common Share Certificate.

    23.1          Consent of Robinson & Cole LLP

    23.2          Consent of Eisner LLP.